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                                                                   EXHIBIT 10.11

A T L A N T I C
INTERNATIONAL CAPITAL, INC.
www.aichl.com

February 6, 2001




Mr. Fred Sternberg,
Chief Executive Officer
Metropolitan Health Networks, Inc.
500 Australian Ave. South, Suite 1000
West Palm Beach, FL   33401

Re: Service Agreement

Dear Fred:

         This letter agreement (the "Agreement") will outline the terms and conditions under which Atlantic International Capital, Inc., a Florida corporation (the "Consultant"), and wholly owned subsidiary of Atlantic International Capital Holdings, Ltd., a Bermuda based investment company ("AICH"), will act as a corporate financial advisor to Metropolitan Health Networks, Inc., a publicly owned and traded Florida corporation (the "Company").

         Accordingly, and in consideration for the mutual benefit derived herefrom and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, we agree as follows:

         1. Engagement. The Company hereby engages and retains the Consultant as a financial advisor for and on the Company's behalf to perform the Services (as that term is hereinafter defined) and the Consultant hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth. The Company's engagement of the Consultant shall commence with the execution of this Agreement.

         2. Services. During the twenty-four (24) month term of this Agreement (the if Term"), the Consultant shall aid and assist the Company in connection with a multi faceted corporate finance project comprised of enhancing the Company's shareholder value through: (i) aiding and assisting the Company in preparing for and causing the preparation and filing of an Initial Listing Application with the American Stock Exchange ("AMEX"); (ii) introducing the Company to two suitable AMEX specialists and setting direct meetings with senior AMEX management directly in charge of new listings; (iii) introducing the company to a minimum of 10 senior money managers, institutional investors, accredited investors and others (the "Project"); (iv) assisting the company in the development of a power-point presentation to present to the AMEX and investors; and (v) assisting the company with all of its press releases to the public as well as identifying new distribution avenues for information to the public. The foregoing are hereinafter collectively referred to as the "Services". The Services shall specifically exclude include the furnishing of legal, accounting, investment or tax advice or services.

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         3. Compensation. In consideration for the Services, the Company hereby agrees to pay to the Consultant and/or to AICH and the Consultant and AICH hereby accept as their respective sole compensation for the Services the following:

                  A. INITIAL RETAINER. A fee of $5,000 which shall be due and payable to the V/ Consultant in full upon the execution of this Agreement;

                  B. SUCCESS FEE. Within 24 hours of the listing of the Company's common stock on the AMEX, a lump sum payment to the Consultant of $10,000;

                  C. INITIAL EQUITY INTEREST. The transfer and delivery to AICH of an aggregate of 25,000 restricted shares to be registered within 90 days of the execution of this agreement. These shares will be registered along with the success equity interest of 25,000 shares of the Company's common stock, $.001 par value per share (the "Shares"). In the event certificates representing the Shares are not registered in the name of AICH, the same shall be accompanied by stock power(s) endorsed in blank with Medallion signature(s) guaranteed by a bank or brokerage firm;

                  D. SUCCESS EQUITY INTEREST. The transfer and delivery to AICH of an aggregate of 25,000 restricted shares of the Company's common stock, which shall be registered within 90 days of issuance, $.001 par value per share (the "Success Shares") within 24 hours of the listing of the Company's common stock on the AMEX. In the event certificates representing the Success Shares are not registered in the name of AICH, the same shall be accompanied by stock power(s) endorsed in blank with Medallion signature(s) guaranteed by a bank or brokerage firm;

                  E. INCENTIVE COMPENSATION. As additional compensation, a fee payable to the Consultant not to exceed three (3%) percent of the total amount of capital invested in the Company by any investor(s) introduced to the Company by the Consultant (the "Incentive Fee"). This fee shall be payable in cash at the closing of any equity or debt financing (the "Closing"). However, at the Consultant's option, and on five days prior written notice to the Company, the Incentive Fee shall be payable one half in cash and one half in restricted shares no later than 90 days after the close of any such transaction of the Company's common stock, $.001 par value per share registered in the name of AICH and valued at the closing price of the Company's common stock on the day before the Closing. In no event shall the maximum fee paid to consultant and investor exceed 13% including cash paid and warrants issued;

                  F. EXPENSE REIMBURSEMENT. It is expressly agreed and understood that the Consultant's compensation as provided herein does not include the normal out-of-pocket expenses, including but not limited to long distance communication, airfare, hotel lodging and meals, transportation, express mail, etc., incurred by the Consultant in performing the Services and carrying out the Consultant's duties under this Agreement. The Consultant agrees to seek pre-approval from the Company for any expenses in excess of $100.00. All invoiced expenses will be due upon submitted receipt.

         4. Representations and Warranties. In order to implement the operation of this Agreement, the Consultant and the Company hereby represent to each other as follows:

                  A. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, or other instrument to which either the Consultant or the Company is a party or by which either the Consultant or the Company may be bound or affected;

                  B. The Consultant and the Company each have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated;

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                  C. The Company has taken all corporate action necessary to ratify and approve this Agreement; and

                  D. The Shares, the Success Shares and any shares involved in the Incentive Fee shall be, when issued, duly and validly issued, fully paid and nonassessable.

         5. Confidential Data.

                  A. Neither the Consultant nor the Company shall divulge to others, any secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of each other (which is identified as being secret or confidential) obtained by either the Consultant or the Company as a result of the Consultant's engagement hereunder, unless authorized, in writing.

                  B. Similarly, neither the Consultant nor the Company shall be required in the performance of their respective duties to divulge to any other party or any officer, director, stockholder or employee thereof, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such persons, firm or entity which may be competitor or potential competitor of either of us) which the Consultant or the Company may have or be able to obtain otherwise than as a result of the relationships established by this Agreement.

         6. Independent Contractors. The Consultant and the Company shall be deemed to be independent contractors in the performance of their duties hereunder. Neither shall, by reason of this Agreement or the performance of their respective duties hereunder, be or be deemed to be, an employee, partner, co-venturer or controlling person of the other and, except as specifically authorized by this Agreement, neither shall have the power to enter into any agreement on behalf of or otherwise bind the other. Except with respect to confidential and proprietary information as hereinabove enumerated, neither shall have, or be deemed to have, any fiduciary obligation or duties to any other.

         7. Laws of the State of Florida. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Florida, irrespective of the country or place of domicile or residence of either the Consultant or the Company. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the Consultant and the Company hereby agree to settle the same via arbitration, before a single arbitrator in Boca Raton, Florida in accordance with the rules of the American Arbitration Association.

         8. Term and Termination. The term of the Agreement shall commence on the execution hereof and shall continue until the end of the 24th month anniversary of its execution. The Company shall have the sole right, on 30 days prior written notice to the Consultant, to terminate this Agreement if in the reasonable opinion of the Company's Board of Directors the Consultant is failing to satisfactorily perform the Services. The Consultant shall have 20 business days to cure the default enumerated in the Company's termination notice. No termination of this Agreement shall adversely affect the Consultant's rights to receive or retain the compensation previously earned or paid.

         9. Miscellaneous. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service, to the Consultant and/or the Company at the address appearing herein, and shall count from the date of mailing or the date after the date of the air bill. This Agreement is binding upon and shall inure to the benefit of and shall be enforceable against the Consultant and the Company, and their successors and assigns.

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         This Agreement shall not be amended or assigned without the prior written consent of the Consultant and the Company. This Agreement is intended to and does contain and embody herein all of the parties' understandings and agreements, both written or oral, with respect to the subject matter of this Agreement. There are no representations, warranties or covenants other than those set forth herein.

         If the foregoing correctly sets forth the understanding and agreement of the Consultant and the Company, please indicate your acceptance by signing the enclosed copy of this Agreement in the indicated space and returning the same to the undersigned at your earliest convenience.

Very truly yours,

Atlantic International Capital, Inc.



By:
    ----------------------------
      Richard lamunno, President


AGREED TO AND ACCEPTED:

Metropolitan Health Networks, Inc.


By:
    ----------------------------
      Fred Sternberg, President












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